UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On March 27, 2009, NTS Realty Holdings Limited Partnership (the “Company”) issued a press release to announce it will restate its audited financial results for the fiscal year ended December 31, 2007, to correct the accounting treatment related to the results of operations for two properties, The Overlook and Creek’s Edge, in which the Company owns undivided tenant-in-common interests. The decision to restate these audited financial results was based on an analysis performed following the Company’s receipt of a comment letter from the Securities and Exchange Commission pursuant to its review of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The single issue raised by the SEC in its review addressed the accounting treatment related to these properties.

        The Company’s decision was made on March 27, 2009, by the audit committee of the Company’s managing general partner, NTS Realty Capital, Inc., in consultation with members of the Company’s management and its independent accountants, Ernst & Young LLP. As a result of the restatement, the Company will correct the accounting treatment with respect to its investment in The Overlook and Creek’s Edge by using the equity method of accounting as opposed to consolidating the properties. The Company estimates this change in accounting treatment will reduce its assets by approximately $68.0 million, reduce liabilities by approximately $59.0 million and eliminate an approximately $9.0 million minority interest on its balance sheet. However, the Company’s loss from continuing operations, net income, corresponding limited partner per unit amounts and partners’ equity should not be affected, and the Company’s debt-to-equity ratio is expected to improve. In light of the restatement, the previously issued financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the related report of independent registered public accounting firm, Ernst & Young LLP, should no longer be relied upon. In addition, the financial statements contained in the Company’s quarterly Form 10-Q filings for periods subsequent to the relevant property acquisitions in March 2007 can no longer be relied upon. Investors should rely on the Company’s forthcoming restated financial statements and other financial information for 2007, which the Company expects to include in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

        A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 4.02 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
99.1	Press release of NTS Realty Holdings Limited Partnership, dated March 27, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	Gregory A. Wells
Its:	Executive Vice President and CFO

Date:	March 30, 2009

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